Exhibit 99.1

Seres Therapeutics Reports Fourth Quarter and Full Year 2022 Financial Results and Provides Business Updates

– SER-109 Biologics License Application (BLA) under review with U.S. Food and Drug Administration (FDA) with target action date of April 26, 2023 under Prescription Drug User Fee Act (PDUFA) –

– Anticipate SER-109 commercial launch soon after potential FDA approval decision –

– SER-155 Phase 1b study cohort 2 enrollment ongoing; anticipate reporting initial SER-155 safety and pharmacological data from Cohort 1 in May 2023 –

– Conference call at 8:30 a.m. ET today –

CAMBRIDGE, Mass., March 7, 2023 — Seres Therapeutics, Inc. (Nasdaq: MCRB), a leading microbiome therapeutics company, today reported fourth quarter and full year 2022 financial results and provided business updates.

“We are eagerly looking forward to the upcoming potential FDA approval of SER-109, an investigational first-in-class oral microbiome therapeutic for recurrent C. difficile infection (rCDI). Pending FDA approval, we anticipate a commercial launch in the weeks following a favorable decision. With nearly 156,000 cases in the U.S. this year, rCDI places an extraordinary burden on patients and the healthcare system. If SER-109 is approved, we look forward to offering a novel oral therapeutic with a compelling safety and clinical profile, and capturing what we expect to be a sizable commercial opportunity,” said Eric Shaff, President and Chief Executive Officer at Seres.

“We have also made meaningful progress advancing additional microbiome therapeutic candidates. Enrollment is ongoing in Cohort 2 of our Phase 1b study of SER-155, designed to prevent infections and/or GvHD in medically compromised individuals and we plan to report safety and pharmacological data from study Cohort 1 in May of this year,” added Mr. Shaff.

Fourth Quarter and Recent Program and Corporate Updates

SER-109 Phase 3 program in recurrent C. difficile infection: SER-109, an investigational oral, live microbiome therapeutic, achieved its primary endpoint of superiority to placebo in reducing recurrence in patients with rCDI in the ECOSPOR III study. These results, initially published in the New England Journal of Medicine (NEJM), showed that 88% of SER-109 patients were free of recurrence compared to 60% on placebo at eight weeks. SER-109 was observed to be well tolerated with no drug-related serious adverse events in the Phase 3 study.

A SER-109 Biologics License Application has been accepted for Priority Review by the FDA based on its Breakthrough Therapy designation and a PDUFA target action date has been set for April 26, 2023.

In February 2023, Seres announced the publication of Phase 3 ECOSPOR IV trial results in JAMA Network Open and results were also shared at the IDWeek and American College of Gastroenterology (ACG) 2022 Annual Meetings. The SER-109 Phase 3 ECOSPOR IV trial enrolled 263 participants with a history of rCDI, including individuals that have experienced only a single recurrence of CDI. While comorbidities were prevalent among study participants, a well-tolerated safety profile was observed in ECOSPOR IV, consistent with the safety-profile observed in ECOSPOR III, with no treatment-related adverse events leading to withdrawal from the study. At the 8- and 24-week primary endpoints, 91.3% and 86.3% of patients remained free of recurrence, respectively, supporting positive data from the SER-109 placebo-controlled ECOSPOR III study. Similar results were observed in all subgroups, including those with a single recurrence of CDI. A separate publication from JAMA Network Open, based on secondary data analysis from the ECOSPOR III Phase 3 study, suggests that SER-109 administration may be associated with a rapid and steady improvement in Health-Related Quality Of Life (HRQOL), an important patient-reported outcome, compared with placebo through 8 weeks.

In October 2022, Seres announced the publication of additional ECOSPOR III results in the Journal of the American Medical Association (JAMA), highlighting that the clinical benefits of SER-109 in preventing recurrent CDI were apparent as early as two weeks post-treatment and sustained for at least 24 weeks.

On December 8, 2022, Seres held an investor event highlighting the anticipated SER-109 commercial opportunity and launch plans. In preparation for the potential FDA approval of SER-109, Seres and collaborator Nestlé Health Science have been executing pre-commercialization activities including appropriate market education and data dissemination to the medical community. In addition, activities are ongoing to engage payers in accordance with FDA guidance on pre-approval information exchange. At approval the existing Nestlé 150-person gastroenterology sales force will be deployed to educate this important specialty about SER-109. In order to complement Nestle’s current gastroenterology sales force, Nestlé has also hired a 20-person hospital selling team to profile institutions with the highest rCDI patient volume pre-launch.

The Company has SER-109 drug supply ready in anticipation of product approval and continues to make progress expanding commercial-scale production of SER-109 to prepare for anticipated future market demand. An ongoing agreement with Bacthera, a global leader in biopharmaceutical product manufacturing, is designed to increase longer-term SER-109 product supply and adds to existing manufacturing capabilities.

SER-155 Phase 1b clinical study: SER-155 is an investigational oral, rationally designed, cultivated microbiome therapeutic designed to reduce the incidence of gastrointestinal (GI) infections, bloodstream infections, and GvHD in patients receiving allogeneic hematopoietic stem cell transplantation (allo-HSCT). The SER-155 Phase 1b study includes two cohorts with Cohort 1 designed to assess safety and drug pharmacology including the engraftment of drug bacteria in the gastrointestinal tract.

In Cohort 1, 13 subjects received SER-155 (i.e., safety population). The study’s Data and Safety Monitoring Board (DSMB) reviewed available Cohort 1 clinical data and cleared advancement to Cohort 2. The Company expects to report preliminary SER-155 Cohort 1 safety and pharmacology data in May 2023.

Study Cohort 2 incorporates a randomized, double-blinded placebo-controlled design to further evaluate safety and engraftment, as well as clinical outcomes, and will enroll approximately 60 subjects administered either SER-155 or placebo at a 1:1 ratio. The trial will assess the impact of SER-155 administration on infections and/or graft versus host disease (GvHD) in adult subjects who are undergoing allo-HSCT. The study is being conducted at leading medical institutions including Memorial Sloan Kettering Cancer Center, University of Chicago Medical Center, Harvard Medical School—Massachusetts General Hospital Cancer Center, and Mayo Clinic (Scottsdale, Arizona).

SER-155 is a consortium of bacterial species selected using Seres’ reverse translation discovery and development platform technologies. The design incorporates microbiome biomarker data from human clinical data and nonclinical human cell-based assays and in vivo disease models. The SER-155 composition aims to decrease the colonization and abundance of bacterial pathogens that can harbor antibiotic resistance and to enhance epithelial barrier integrity in the GI tract to both reduce the likelihood of pathogen translocation and decrease the incidence of bloodstream infections. Further, SER-155 is designed to modulate host immune responses to decrease GvHD.

Infection Protection research: The Company continues to conduct research to bring forward new microbiome therapeutics as a novel approach for Infection Protection for medically compromised individuals, including those with cancer neutropenia, cirrhosis, or solid organ transplant. Preclinical studies are evaluating the potential to reduce the abundance of targeted pathogens to decrease the potential for pathogen transmission, strengthen epithelial barriers to further reduce translocation and the frequency of bloodstream infections, and to modulate immune responses to tackle medical complications such as graft versus host disease GvHD. The Company plans to announce an additional Infection Protection clinical development program in 2023.

Ulcerative Colitis (UC) research: The Company previously reported clinical, microbiome and metabolomic data from the SER-287 Phase 2b study and the first cohort of its SER-301 Phase 1b study. Available data for these investigational microbiome therapeutics suggest that there may be an opportunity to utilize biomarker-based patient selection and stratification for future studies. Research activities remain ongoing to inform potential further development activities.

Financial Results

Seres reported a net loss of $250.2 million for the full year of 2022, as compared to a net loss of $65.6 million for the prior year. Seres reported a net loss of $68.8 million for the fourth quarter of 2022, as compared to a net loss of $50.0 million for the same period in 2021.

Research and development expenses for the fourth quarter of 2022 were $46.2 million, compared with $36.8 million for the same period in 2021. The research and development expenses were primarily related to Seres’ late-stage SER-109 clinical development program and manufacturing costs, as well as personnel expenses.

General and administrative expenses for the fourth quarter of 2022 were $22.4 million, compared with $20.5 million for the same period in 2021. General and administrative expenses were primarily related to personnel expenses, professional fees, including SER-109 commercial readiness and pre-launch expenses, and facility costs.

As of December 31, 2022, Seres had approximately $181.3 million in cash, cash equivalents and marketable securities as compared with $291.2 million at the end of 2021. Pending FDA approval of SER-109, the Company anticipates receiving a $125 milestone payment from Nestlé Health Science.

Conference Call Information

Seres’ management will host a conference call today, March 7, 2023, at 8:30 a.m. ET. To access the conference call, please dial 800-715-9871 (domestic) or 646-307-1963 (international) and reference Conference ID 4218669. To join the live webcast, please visit the “Investors and News” section of the Seres website at www.serestherapeutics.com.

A webcast replay will be available on the Seres website beginning approximately two hours after the event and will be archived for at least 21 days.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a leading microbiome therapeutics company developing a novel class of multifunctional bacterial consortia that are designed to functionally interact with host cells and tissues to treat disease. Seres’ SER-109 program achieved the first-ever positive pivotal clinical results for a targeted microbiome drug candidate and has obtained Breakthrough Therapy and Orphan Drug designations from the FDA. The SER-109 program is being advanced to prevent further recurrences of C. difficile infection and has potential to become a first-in-class FDA-approved oral microbiome therapeutic. Seres is evaluating SER-155 in a Phase 1b study in patients receiving allogeneic hematopoietic stem cell transplantation to reduce incidences of gastrointestinal infections, bloodstream infections and graft-versus-host disease as well as additional preclinical stage programs targeting Infection Protection in medically compromised patients. The Company is also conducting research to inform further development of microbiome therapeutics for ulcerative colitis.

For more information, please visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including the potential approval and launch of SER-109; the anticipated indication for SER-109; the anticipated supply of SER-109; the potential for microbiome therapeutics to protect against infection; the timing of clinical results; our development plans; and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have incurred significant losses, are not currently profitable and may never become profitable; our need for additional funding; our limited operating history; the impact of the COVID-19 pandemic; our unproven approach to therapeutic intervention; the lengthy, expensive and uncertain process of clinical drug development; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates and develop and commercialize our product candidates, if approved; and our ability to retain key personnel and to manage our growth. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), on November 2, 2022, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

SERES THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$163,030	$180,002
Short term investments	18,311	110,704
Prepaid expenses and other current assets	13,423	12,922

Total current assets	194,764	303,628
Property and equipment, net	22,985	17,938
Operating lease assets	110,984	18,208
Restricted cash	8,185	8,000
Restricted investments	1,401	1,401
Long term investments	—	495
Other non-current assets	10,465	5,189

Total assets	$348,784	$354,859

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$17,440	$13,735
Accrued expenses and other current liabilities (1)	59,840	45,094
Operating lease liabilities	3,601	6,610
Short term portion of note payable, net of discount	456	—
Deferred revenue—related party	4,259	16,819
Total current liabilities	85,596	82,258
Long term portion of note payable, net of discount	50,591	24,643
Operating lease liabilities, net of current portion	107,942	17,958
Deferred revenue, net of current portion—related party	92,430	86,998
Other long-term liabilities (2)	1,442	11,495

Total liabilities	338,001	223,352

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at December 31, 2022 and 2021; no shares issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized at December 31, 2022 and 2021; 125,222,273 and 91,889,418 shares issued and outstanding at December 31, 2022 and 2021, respectively	125	92
Additional paid-in capital	875,181	745,829
Accumulated other comprehensive loss	(12)	(60)
Accumulated deficit	(864,511)	(614,354)

Total stockholders’ equity	10,783	131,507

Total liabilities and stockholders’ equity	$348,784	$354,859

[1]	Includes related party amounts of $34,770 and $21,098 at December 31, 2022 and December 31, 2021, respectively
[2]	Includes related party amounts of $0 and $10,585 at December 31, 2022 and December 31, 2021, respectively

SERES THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Year Ended December 31,
	2022	2021	2020
Revenue:
Collaboration revenue—related party	$7,128	$143,857	$11,897
Grant revenue	—	1,070	4,157
Collaboration revenue	—	—	17,161

Total revenue	7,128	144,927	33,215
Operating expenses:
Research and development expenses	$172,920	$141,891	$90,570
General and administrative expenses	79,694	69,261	30,775
Collaboration (profit) loss sharing—related party	1,004	(1,732)	—
Total operating expenses	253,618	209,420	121,345

Loss from operations	(246,490)	(64,493)	(88,130)

Other (expense) income:
Interest income	3,058	2,870	946
Interest expense	(6,020)	(2,910)	(2,924)
Other (expense) income	(705)	(1,045)	981

Total other (expense) income, net	(3,667)	(1,085)	(997)

Net loss	$(250,157)	$(65,578)	$(89,127)
Net loss per share attributable to common stockholders, basic and diluted	$(2.31)	$(0.72)	$(1.12)

Weighted average common shares outstanding, basic and diluted	108,077,043	91,702,866	79,789,220

Other comprehensive loss:
Unrealized gain (loss) on investments, net of tax of $0	49	(12)	(47)
Currency translation adjustment	(1)	(1)	—

Total other comprehensive income (loss)	48	(13)	(47)

Comprehensive loss	$(250,109)	$(65,591)	$(89,174)

IR and PR Contact

Carlo Tanzi, Ph.D.

ctanzi@serestherapeutics.com

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